Exhibit 99.01

Planet Payment Announces First Quarter 2017 Results

LONG BEACH, N.Y., May 9, 2017  — Planet Payment, Inc. (NASDAQ:PLPM), a provider of international payment and transaction processing and multi-currency processing services,  today announced its results for the first quarter ended March 31, 2017.

Financial Highlights for the First Quarter Ended March 31, 2017

•	Total revenue for the quarter was $12.7 million, compared to $13.7 million for 2016.
•	Net income for the quarter was $1.4 million, compared to $1.8 million for 2016.
•	Adjusted EBITDA for the quarter was $3.0 million, compared to $3.2 million for 2016.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

•	Launched full commercial roll-out of Pay in Your Currency with HDFC Bank in India
•	Announced multi-year contract extention and merchant milestone with Network International
•	Launched UnionPay Card Acceptance with United Airlines
•	Announced partnership with WorldPay to Launch DCC at ATMs across 70,000 ATMs in the US
•	Announced partnership with Net Element’s Unified Payments, a large ISO, to offer Multi-Currency Pricing to their online merchants in the US

Outlook for Fiscal Year 2017

Planet Payment reaffirms its revenue and adjusted EBITDA guidance and amends its net income and fully diluted earnings per share guidance for the full year 2017 as follows:

•	Net revenue for the year is estimated to be in the range of $60.1 million and $61.5 million.
•

Net income for the year is estimated to be in the range of $9.1 million and $10.1 million, a change from our prior guidance of $11.8 million and $12.8 million. The change in our estimate for net income is due only to the change in our expected book tax expense and has no impact on 2017 cash taxes to be paid.  The updated guidance for net income assumes an effective tax rate of approximately 30% to 32%, a change from our prior guidance of 10%.

•	Adjusted EBITDA for the year is estimated to be in the range of $17.0 million and $18.0 million (see Table 3 for reconciliation of prospective net income to Adjusted EBITDA).
•

Fully diluted earnings per share are estimated to be in the range of $0.16 and $0.18 based on 52.0 million fully-diluted common shares outstanding, a change from our prior guidance of $0.21 and $0.22 based on 52.0 million fully-diluted common shares outstanding.  The change to fully diluted earnings per share is entirely due to the change in our expected tax expense noted above.

“From new business wins to contract expansions, our Q1 accomplishments represent our ability to create long-standing, strategic partnerships with some of the industry’s leading players around the world,” said Carl Williams, Chairman and Chief Executive Officer of Planet Payment.  “These various wins represent affirmation of our market expertise, as well as the strength of our leading multi-currency solutions.”

Conference Call

The Company will host a conference call to discuss First Quarter financial results today at 5:00 pm New York time.  Carl J. Williams, Chairman and Chief Executive Officer, Robert Cox, President and Chief Operating Officer, and Raymond D’Aponte, Chief Financial Officer, will host the call.  The call will be webcast live from the Company’s investor relations website at http://ir.planetpayment.com/.  The conference call can also be accessed live over the phone by dialing 1-855-327-6837, or for international callers 1-631-891-4304.  A replay will be available approximately two hours after the call concludes and can be accessed on our website or by dialing 1-844-512-2921, or for international callers 1-412-317-6671, and entering the conference ID 10002912.  The replay will be available until our next earnings call on our website or via telephone until May 16, 2017.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2017 to be filed at www.sec.gov and posted on the Company’s investor relations website.

About Planet Payment

Planet Payment is a provider of international payment and transaction processing and multi-currency processing services.    The Company provides its services to approximately 188,000 active merchant locations in 22 countries and territories across the Asia Pacific region, the Americas, the Middle East, Africa and Europe, primarily through its acquiring bank and processor customers, as well as through its own direct sales force. Our point-of-sale and e-commerce services help merchants sell more goods and services to consumers, and together with our ATM services, are integrated within the payment card transaction flow, enabling our acquiring customers, their merchants and consumers to shop, pay, transact and reconcile payment transactions in multiple currencies, geographies and channels.

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Planet Payment and its business partners, net revenue, net income, Adjusted EBITDA, diluted earnings per share, future service launches with customers and new initiatives and customer pipeline are forward-looking statements.  Such forward-looking statements are based on a number of assumptions regarding Planet Payment’s present and future business strategies, and the environment in which Planet Payment expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals.  Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by processors, acquirers, merchants and others may take longer than anticipated, or may not occur at all; regulatory changes and changes in card association regulations and practices; changes in domestic and international economic conditions; and changes in volume of international travel and commerce and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Planet Payment is not fully aware at this time. See the Company’s Annual Report Form 10-K for the Fiscal Year ended December 31, 2016 filed at www.sec.gov for other risk factors which investors should consider.  These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Planet Payment expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Enquiries:

Planet Payment, Inc. Raymond D’Aponte, Chief Financial Officer	Tel: + 1 516 670 3200 www.planetpayment.com

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement.  Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation.  These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net income adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see “Adjusted EBITDA” below for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1. Reconciliation of Net Income to Adjusted EBITDA

For the three months ended March 31, 2017 and 2016

	Three Months Ended
	March 31,
	2017	2016
ADJUSTED EBITDA:
Net income	$1,417,540	$1,760,305
Interest expense	116,332	14,676
Interest income	(523)	(424)
Provision for income taxes	535,058	237,350
Depreciation and amortization	552,982	608,990
Stock-based compensation expense	325,872	603,968
Restructuring charges	65,458	—
Adjusted EBITDA (non-GAAP)	$3,012,719	$3,224,865

Table 2.  Explanation of Key Metrics

	Three Months Ended
	March 31,
	2017	2016

KEY METRICS:
Total active merchant locations (at period end)(1)	188,356	135,526
Total settled transactions processed(2)	46,510,692	53,391,673
Total settled dollar volume processed(3)	$2,195,099,898	$2,063,282,670
Adjusted EBITDA (non-GAAP)(4)	$3,012,719	$3,224,865
Capitalized expenditures	$320,650	$385,941
Multi-currency processing services key metrics:
Active merchant locations (at period end)(1)	129,330	62,532
Settled transactions processed(5)	5,066,472	4,274,099
Settled dollar volume processed(6)	$755,925,509	$726,274,722
Average net mark-up percentage on settled dollar volume processed(7)	1.12%	1.19%
Payment processing services key metrics:
Active merchant locations (at period end)(1)	60,615	74,703
Payment processing services revenue(8)	$4,295,981	$5,050,281
Settled transactions processed(9)	41,857,101	49,261,402
Settled dollar volume processed(10)	$1,489,720,023	$1,364,585,533

(1)

We consider a merchant location to be active as of a date if the merchant completed at least one revenue-generating transaction at the location during the 90-day period ending on such date.  The total number of active merchant locations exceeds the total number of merchants, as merchants may have multiple locations. As of March 31, 2017 and 2016, there were 1,589 and 1,709 active merchant locations, respectively, included in both multi-currency and payment processing active merchant locations but are not included in total active merchant locations, in order to eliminate counting these locations twice.

(2)	Represents total settled transactions (excluding other transaction types such as authorizations and rate look-ups).
(3)	Represents total settled dollar volume processed through both our multi-currency and payment processing services.
(4)

We define Adjusted EBITDA as GAAP net income adjusted to exclude (1) interest expense, (2) interest income, (3) (benefit) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense and (6) certain other items management believes affect the comparability of operating results. Please see “—Adjusted EBITDA” in the 10-Q filing for more information and for a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

(5)	Represents settled transactions processed using our multi-currency processing services (excluding other transaction types such as authorizations and rate look-ups).
(6)	Represents the total settled dollar volume processed using our multi-currency processing services.
(7)

Represents the average net foreign currency mark-up percentage earned on settled dollar volume processed using our multi-currency processing services. The average net mark-up percentage on settled dollar volume processed is calculated by taking total multi-currency processing services net  revenue ($8.4 million and $8.6 million for the three months ended March 31, 2017 and 2016, respectively) and dividing by settled dollar volume processed (see footnote 6 above).  For purposes of calculating “Average net mark-up percentage on settled dollar volume processed,” multi-currency processing services revenue includes revenue related to multi-currency transactions only.

(8)	Represents revenue earned and reported on payment processing services.
(9)	Represents settled transactions processed using our payment processing services (excluding other transaction types such as authorizations and rate look-ups).
(10)	Represents the total settled dollar volume processed using our payment processing services.

Table 3. Reconciliation of Prospective Net Income to Adjusted EBITDA

For the year ending December 31, 2017

	Range
	Millions
ADJUSTED EBITDA:	Low	High
Net income	$9.1	$10.1
Interest expense, net	0.4	0.4
Provision for income taxes	4.3	4.3
Depreciation and amortization	2.0	2.0
Stock-based compensation expense	1.2	1.2
Adjusted EBITDA (non-GAAP)	$17.0	$18.0

Planet Payment, Inc.

Condensed Consolidated Balance Sheets

	As of	As of
	March 31,	December 31,
	2017	2016

Current assets:
Cash and cash equivalents	$15,577,764	$13,305,816
Restricted cash	5,271,492	4,981,472
Accounts receivable, net of allowances of $0.1 million as of March 31, 2017 and December 31, 2016	6,954,633	6,060,533
Prepaid expenses and other assets	2,006,760	1,940,544
Total current assets	29,810,649	26,288,365
Other assets:
Restricted cash	612,502	550,402
Property and equipment, net	1,644,582	1,674,410
Software development costs, net	4,126,196	4,197,142
Intangible assets, net	698,685	827,474
Goodwill	280,935	276,786
Deferred tax asset	22,673,170	22,673,206
Other long-term assets	1,753,892	2,095,817
Total other assets	31,789,962	32,295,237
Total assets	$61,600,611	$58,583,602
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,048,087	$830,479
Accrued expenses	5,216,455	5,353,735
Due to merchants	5,459,868	5,199,390
Current portion of capital leases	221,608	166,966
Total current liabilities	11,946,018	11,550,570
Long-term liabilities:
Long-term debt	9,916,000	9,916,000
Other long-term liabilities	786,259	854,991
Total long-term liabilities	10,702,259	10,770,991
Total liabilities	22,648,277	22,321,561
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock—10,000,000 shares authorized as of March 31, 2017 and December 31, 2016, $0.01 par value: Series A—1,535,398 shares issued and outstanding as of March 31, 2017 and December 31, 2016; $6,141,592 aggregate liquidation preference as of March 31, 2017 and December 31, 2016	15,354	15,354
Common stock—250,000,000 shares authorized as of March 31, 2017 and December 31, 2016, $0.01 par value, and 60,072,783 shares issued and 49,697,429 shares outstanding as of March 31, 2017, and 59,666,333 shares issued and 49,290,979 shares outstanding as of December 31, 2016	600,728	596,663
Treasury stock, at cost, 10,375,354 shares as of March 31, 2017 and December 31, 2016	(31,726,486)	(31,726,486)
Additional paid-in capital	112,565,197	111,327,321
Accumulated other comprehensive loss	(623,596)	(654,408)
Accumulated deficit	(41,878,863)	(43,296,403)
Total stockholders’ equity	38,952,334	36,262,041
Total liabilities and stockholders’ equity	$61,600,611	$58,583,602

Planet Payment, Inc.

Condensed Consolidated Statements of Operations

	Three months ended
	March 31,
	2017	2016
Revenue:
Net revenue	$12,728,885	$13,684,513
Operating expenses:
Cost of revenue:
Payment processing service fees	2,115,609	2,691,224
Processing and service costs	3,192,073	3,500,668
Total cost of revenue	5,307,682	6,191,892
Selling, general and administrative expenses	5,287,338	5,480,714
Restructuring charges	65,458	—
Total operating expenses	10,660,478	11,672,606
Income from operations	2,068,407	2,011,907
Other (expense) income:
Interest expense	(116,332)	(14,676)
Interest income	523	424
Total other expense, net	(115,809)	(14,252)
Income from operations before provision for income taxes	1,952,598	1,997,655
Provision for income taxes	(535,058)	(237,350)
Net income	$1,417,540	$1,760,305
Basic net income per share applicable to common stockholders	$0.03	$0.03
Diluted net income per share applicable to common stockholders	$0.03	$0.03
Weighted average common stock outstanding (basic)	48,917,601	50,771,451
Weighted average common stock outstanding (diluted)	51,353,807	52,062,499

Planet Payment, Inc.

Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$1,417,540	$1,760,305
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	325,872	603,968
Depreciation and amortization expense	552,982	608,990
Provision for doubtful accounts	3,786	57,328
Deferred tax benefit	36	—
Changes in operating assets and liabilities:
(Increase) decrease in settlement assets	(294,389)	117,192
Increase in accounts receivables, prepaid expenses and other current assets	(890,025)	(493,038)
Decrease in other long-term assets	314,915	124,786
Increase (decrease) in accounts payable and accrued expenses	33,022	(193,076)
Increase (decrease) in due to merchants	264,847	(120,449)
Other	23,894	34,365
Net cash provided by operating activities	1,752,480	2,500,371
Cash flows from investing activities:
(Increase) decrease in restricted cash	(57,731)	2,038
Increase in merchant reserves	(4,369)	(1,990)
Purchase of property and equipment	(83,159)	(60,746)
Capitalized software development	(167,311)	(288,162)
Net cash used in investing activities	(312,570)	(348,860)
Cash flows from financing activities:
Proceeds from issuance of common stock	936,053	772,813
Principal payments on capital lease obligations	(78,110)	(106,528)
Purchase of treasury stock	—	(3,621,505)
Common stock repurchases for tax witholdings	(25,905)	(22,255)
Net cash provided by (used in) financing activities	832,038	(2,977,475)
Effect of exchange rate changes on cash and cash equivalents (*)	—	—
Net increase (decrease) in cash and cash equivalents	2,271,948	(825,964)
Cash and cash equivalents at beginning of period	13,305,816	14,675,515
Cash and cash equivalents at end of period	$15,577,764	$13,849,551
Supplemental disclosure:
Cash paid for:
Interest	$87,825	$8,544
Income taxes	295,755	295,589
Non-cash investing and financing activities:
Common stock issued for stock options exercised	419	98
Assets acquired under capital leases	47,067	98,988
Accrued capitalized hardware, software and fixed assets	64,259	30,667
Capitalized stock-based compensation	5,921	6,366

(*)For the three months ended March 31, 2017 and 2016, the effect of exchange rate changes on cash and cash equivalents was immaterial.